EXHIBIT 8.1

              OPINION OF SKADDEN, ARPS, SLATE, MEAGHER & FLOM LLP,
                  WITH RESPECT TO MATERIAL FEDERAL TAX MATTERS


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                                                                     Exhibit 8.1

                                                     January 8, 2001

Public Service Electric and Gas Company
80 Park Plaza
Newark, New Jersey 07102

                  Re:   PSE&G Transition Funding LLC

Ladies and Gentlemen:

      In connection with the filing of Registration Statement No. 333-82635 on Form S-3 relating to PSE&G Transition Funding LLC (the "Issuer"), as amended from time to time, (the "Registration Statement") with the Securities and Exchange Commission, you have requested our opinion regarding certain descriptions of tax consequences contained in the form of prospectus (the "Prospectus") included in the Registration Statement.

      We have acted as special federal income tax counsel to the Issuer, in connection with (a) the sale to the Issuer of PSE&G's Bondable Transition Property, which is the property right created by New Jersey's Competition Act representing the irrevocable right of Public Service Electric and Gas Company ("PSE&G") or its assignee to receive through a Transition Bond Charge amounts sufficient to recover all of its Bondable Stranded Costs and (b) the Issuer's issuance of Transition Bonds which are supported by the Bondable Transition Property and which are offered and sold pursuant to Registration Statement No. 333-82635 on Form S-3, as amended from time to time (the "Registration Statement" and such offered Transition Bonds (the "Offered Bonds").


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PSE&G
January 8, 2001
Page 2

      In connection with our engagement, we have examined and relied upon the forms of the Certificate of Formation of PSE&G Transition Funding LLC and the Amended and Restated Limited Liability Company Agreement for PSE&G Transition Funding LLC included as exhibits to the Registration Statement. In addition, the opinion expressed below is based on the following assumptions:

      (a)   the Registration Statement will become effective;

      (b) the proposed transactions are consummated as contemplated in the Registration Statement;

      (c)   prior to the issuance of any series or class of Transition Bonds:

            (i) all necessary orders, approvals and authorizations for the Issuer's purchase from time to time of Bondable Transition Property from PSE&G, in exchange for the net proceeds of Transition Bonds will have been obtained by the Issuer;

            (ii) the Amended and Restated Limited Liability Company Agreement of the Issuer will have been executed and delivered by an authorized representative of PSE&G as sole member of the Issuer;

            (iii) the Indenture will have been executed and delivered by the
                  Issuer's authorized representative and The Bank of New York, as trustee;

            (iv) the maturity dates, the bond rates, the redemption provisions and the other terms of the Transition Bonds being offered will be fixed in accordance with the terms of the Indenture;

            (v) the Sale Agreement between the Issuer and PSE&G, as Seller, will have been executed and delivered;


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PSE&G
January 8, 2001
Page 3

            (vi) the Servicing Agreement between the Issuer and PSE&G, as Servicer, will have been executed and delivered;

            (vii) an unrevoked private letter ruling addressed to PSE&G with respect to the issuance of the Transition Bonds will have been issued by the Internal Revenue Service (the "PSE&G Private Letter Ruling"); and

            (viii) the Underwriting Agreement among the Issuer and the underwriters of the Transition Bonds (the "Underwriting Agreement") will have been executed and delivered;

      (d) the Indenture will be qualified in accordance with the provisions of the Trust Indenture Act of 1939, as amended.

      Furthermore, we have, or will have, examined and considered executed originals or counterparts, or certified or other copies identified to our satisfaction as being true copies of such certificates, instruments, documents and other corporate records of each of the Issuer and PSE&G and matters of fact and law as we deem necessary for the purposes of the opinion expressed below, and we have assumed (i) that such documents will in all material respects conform to the descriptions provided therefor in the Registration Statement,
(ii) that such documents will not be amended and (iii) that the parties to such documents will comply with the terms thereof. Capitalized terms not otherwise defined herein have the respective meanings assigned to such terms in the Registration Statement.

      In our examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified or photostatic copies and the authenticity of the originals of such latter documents. As to any facts material to the opinions expressed herein which were not independently established or verified, we have relied upon statements, representations, and certifications of officers and other representatives of the Issuer, PSE&G, the Underwriters and others.


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PSE&G
January 8, 2001
Page 4

      In rendering our opinion, we have also considered and relied upon the Internal Revenue Code of 1986, as amended, and administrative rulings, judicial decisions, Treasury regulations, and such other authorities as we have deemed appropriate, all as in effect as of the date hereof. In particular we have relied on the PSE&G Private Letter Ruling. The statutory provisions, regulations and interpretations upon which our opinion is based are subject to changes, and such changes could apply retroactively. In addition, there can be no assurance that positions contrary to those stated in our opinion may not be taken by the Internal Revenue Service.

      We also note that the Prospectus and the Underwriting Agreement do not relate to a specific transaction. Accordingly, the above-referenced description of federal income tax consequences may, under certain circumstances, require modifi cation in the context of an actual transaction.

      We express no opinions as to the laws of any jurisdiction other than the federal laws of the United States of America to the extent specifically referred to herein.

      Based upon and subject to the foregoing, we are of the following opinions:

      1. the Issuer will not be subject to United States federal income tax as an entity separate from PSE&G; and

      2. the statements in the Prospectus under the heading "Summary of Terms Prospectus" and under the heading "Material Income Tax Matters for the Transition Bonds" subject to the qualifications set forth therein, accurately describe the material federal income tax consequences to holders of the Offered Bonds that are not U.S. persons (within the meaning of the Code), under existing law and the assumptions stated therein.

Furthermore, subject to the qualifications and assumptions set forth therein, we hereby adopt and confirm to you our opinion as set forth under the heading "Material Income Tax Matters for the Transition Bonds" in the Prospectus.


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PSE&G
January 8, 2001
Page 5

      We consent to the filing of this opinion as an exhibit to the Registration Statement and to the references to Skadden, Arps, Slate, Meagher & Flom LLP under the captions "Various Legal Matters Relating to the Transition Bonds" in the Prospectus and "Material Income Tax Matters for the Transition Bonds" in the Prospectus.

                                    Very truly yours,

                                    /s/ Skadden, Arps, Slate,
                                        Meagher & Flom LLP